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Thacher Proffitt & Wood LLP
Two World Financial Center
New York, New York  10281
212.912.7400

Fax: 212.912.7751
www.tpwlaw.com




                                         December 23, 2003


ABN AMRO Mortgage Corporation
135 South LaSalle Street, Suite 925
Chicago, Illinois 60603


        ABN AMRO Mortgage Corporation
        Multi-Class Mortgage Pass-Through Certificates, Series 2003-13

Ladies and Gentlemen:

         We have acted as counsel to ABN AMRO Mortgage Corporation (the "Registrant") and ABN AMRO Mortgage Group, Inc. in connection with the certificates designated as Multi-Class Mortgage Pass-Through Certificates, Series 2003-13 (collectively, the "Certificates") issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), among the Registrant, Washington Mutual Mortgage Securities Corp. as Seller and Servicer and U.S. Bank National Association as Trustee and Custodian. The Registrant has filed a registration statement on Form S-3 (the "Registration Statement") and a prospectus supplement, dated December 23, 2003 (the "Prospectus Supplement"), pursuant to Rule 424(b) under the rules and regulations of the Securities Act of 1933, as amended, to the prospectus, dated January 23, 2003 (the "Base Prospectus", and together with the Prospectus Supplement, the "Prospectus").

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter

    New York      Washington      White Plains      Jersey City    Mexico City


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ABN AMRO Mortgage Corporation, Series 2003-13
December 23, 2003

relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors and secured parties, as to which laws we express no opinion herein, (iii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain remedies including the remedies of specific performance and self-help and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection and (iv) public policy considerations, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations.

         This opinion letter is based solely upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on such actual present knowledge of such attorneys.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York and the federal laws of the United States, including without limitation the Securities Act of 1933, as amended (the "1933 Act") and Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code") applicable to a real estate mortgage investment conduit ("REMIC"), and applicable regulations thereunder and current judicial and administrative authority with respect thereto. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The federal tax opinions set forth below are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of


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                                                                      Page 3.
ABN AMRO Mortgage Corporation, Series 2003-13
December 23, 2003

the Internal Revenue Service and existing case law, any of which or the effect of any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

         Based upon and subject to the foregoing, it is our opinion that:

1. Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a real estate mortgage investment conduit ("REMIC") within the meaning of the REMIC Provisions of the Code, the REMIC I Regular Interests will represent ownership of the "regular interests" in REMIC I, Component R-1 of the Class R Certificate will constitute the sole class of "residual interests" in REMIC I, each class of Offered Certificates (other than the Residual Certificate) will represent ownership of "regular interests" in REMIC II and will generally be treated as debt instruments of REMIC II and Component R-2 of the Class R Certificate will constitute the sole class of "residual interests" in REMIC II, within the meaning of the REMIC Provisions in effect on the date hereof.

2. Assuming compliance with the provisions of the Pooling and Servicing Agreement, for City and State of New York income and corporation franchise tax purposes, each of REMIC I and REMIC II will be classified as a REMIC and not as a corporation, partnership or trust, in conformity with the federal income tax treatment of the Trust Fund. Accordingly, each of REMIC I and REMIC II will be exempt from all City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any franchise tax liability.





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                                                                       Page 4.
ABN AMRO Mortgage Corporation, Series 2003-13
December 23, 2003

         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except to
(i) any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein and (iii) as otherwise required by law. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof, or other person or entity entitled to rely hereon, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity entitled to rely hereon except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have assumed and are assuming no responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

                                            Very truly yours,

                                            /s/ Thacher Proffitt & Wood LLP